Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, who is carrying out the functions of chief executive officer for Brookfield Infrastructure Partners L.P. (the “Partnership”) pursuant to a Master Services Agreement, dated December 4, 2007, among Brookfield Asset Management Inc., the Partnership, Brookfield Infrastructure L.P., Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Asset Management Barbados Inc. and others, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof, (i) the annual report of the Partnership on Form 20-F for the fiscal year ended December 31, 2010 (the “Annual Report”), as amended by Amendment No. 2 on Form 20-F/A, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in such Annual Report, as amended by Amendment No. 2 on Form 20-F/A, fairly presents in all material respects the financial condition and results of operations of the Partnership.

Date: June 10, 2011

By:	/s/ Samuel Pollock
Name:	Samuel Pollock
Title:	CEO, Brookfield Infrastructure Group Corporation